HYPERION 2002 TERM TRUST, INC.
  One Liberty Plaza o New York,
       New York 10006-1404

   NOTICE OF ANNUAL MEETING OF
          STOCKHOLDERS


 July 30, 1999 To the Stockholders:

         The Annual Meeting of Stockholders of Hyperion 2002 Term Trust, Inc. (the "Trust") will be held at The Millenium Hilton, 55 Church Street (next to the World Trade Center), New York, New York 10007, on Tuesday, October 12, 1999, at 9:45 a.m., for the following purposes:

         1.     To elect  directors (Proposal 1).

         2.     To ratify or reject the selection  of PricewaterhouseCoopers
                LLP   as the independent accountants  of the  Trust for the
                fiscal year ending May 31, 2000 (Proposal 2).

         3. To transact any other business that may properly come before the meeting.

         The close of business on July 23, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


By   Order   of   the   Board   of
Directors,



Patricia A. Sloan

Secretary

     WE NEED YOUR PROXY VOTE
           IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE TRUST WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE TRUST, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE TRUST TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                      Instructions for Signing Proxy Cards

         The following general rules for signing proxy cards may be of assistance to you and eliminate the time and expense to the Trust involved in validating your vote if you fail to sign your proxy card properly.

         1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

         2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

         3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:



Registration                                                        Valid Signature

Corporate Accounts
         (1)  ABC Corp.                                             ABC Corp.
         (2)  ABC Corp.                                             John      Doe,
Treasurer (3) ABC Corp.
c/o John Doe, Treasurer                                             John Doe
         (4)  ABC Corp. Profit Sharing Plan                         John      Doe,
Trustee
Trust Accounts
         (1)  ABC Trust                                             John   B. Doe,
Trustee
         (2)  Jane B. Doe, Trustee
              u/t/d 12/28/78                                        Jane B. Doe
Custodial or Estate Accounts
         (1)  John B. Smith, Cust.
              f/b/o John B. Smith, Jr.
              UGMA                                                  John B. Smith
         (2)  John B. Smith                                         John
B. Smith, Jr., Executor


                HYPERION 2002 TERM TRUST, INC.
                 One Liberty Plaza o New York,
                      New York 10006-1404

                        PROXY STATEMENT

         This proxy statement is furnished in connection with a solicitation by the Board of Directors of Hyperion 2002 Term Trust, Inc. (the "Trust") of proxies to be used at the Annual Meeting of Stockholders of the Trust to be held at The Millenium Hilton, 55 Church Street (next to the World Trade Center), New York, New York 10007, at 9:45 a.m. on Tuesday, October 12, 1999, and at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about July 30, 1999. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Trust at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of directors, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Trust for the fiscal year ending May 31, 2000. The close of business on July 23, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matters submitted to stockholders for a vote. Broker non-votes will not be counted for purposes of determining the presence of a quorum or determining whether a proposal has been approved. On the record date there were 30,446,839 shares outstanding.

     PROPOSAL 1: ELECTION OF
            DIRECTORS

         The Trust's Articles of Incorporation provide that the Trust's Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2000, Class II, 2001, and Class III,1999. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Trust by delaying the replacement of a majority of the Board of Directors.

         The terms of Harry E. Petersen, Jr. and Leo M. Walsh, Jr., members of Class III currently serving on the Board of Directors, expire at this year's Annual Meeting. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Mr. Petersen and Mr. Walsh, and for the election of Mr. Robert F. Birch to serve until the 2002 Annual Meeting of Stockholders or termination of the Trust. On December 8, 1998, the Board elected Mr. Birch as a Class III director to fill a newly created position. Each nominee has indicated that he will serve if elected, but if any nominee should be unable to serve, the proxy or proxies will be voted for any other person or persons, as the case may be, determined by the persons named in the proxy in accordance with their judgment.

         As described above, there are two nominees for re-election and one nominee for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the three nominees currently proposed to serve on the Board of Directors.

         The following table provides information concerning each of the eight members and nominees of the Board of Directors of the Trust:

                                                                                                                   Shares of Common
                                                                                                                         Stock
                                                                                                                  Beneficially Owned
                                                                                                                      Directly or
        Name and Office                  Principal Occupation During Past Five Years,                               Indirectly, on
        With the Trust                            Other Directorships and Age                    Director Since    May 31, 1999(**)
        --------------                            ---------------------------                    --------------      ---------------

Class III Nominees to serve until 2002 Annual Meeting of Stockholders:

Robert F. Birch
 Director, Member of the Audit   Chairman  and   President,   New  America  High  Income  Fund
           Committee             (1992-Present).  Chairman  of the Board and  Co-Founder,  The
                                 China  Business  Group,  Inc.   (1996-President).   Formerly,
                                 Director and Strategic  Planning  Consultant,  Dewe Rogerson,
                                 Ltd.  (1994-1998);  Chairman  and  Chief  Executive  Officer,
                                 Memtek   Corporation   (1990-1991);   Associated   with  Finn
                                 Wishengrad  Warnke & Gayton,  a consulting firm  specializing
                                 in   work-outs   of    financially    distressed    companies
                                 (1988-1989);  President and Chief Executive Officer,  Gardner
                                 and Preston Moss, Inc. (1969-1987).
                                 Age 63                                                          December 1998                   -

Harry E. Petersen, Jr.
 Director, Member of the Audit   Director  and/or  Trustee  of  several  investment  companies
           Committee             advised  by  Hyperion  Capital  Management,  Inc.  or by  its
                                 affiliates  (1992-Present).  Senior  Advisor  to  Cornerstone
                                 Equity  Advisors,  Inc.  (1998-Present).   Formerly,   Senior
                                 Advisor to  Potomac  Babson  Inc.  (1995-1998);  Director  of
                                 Equitable Real Estate  Hyperion  Mortgage  Opportunity  Fund,
                                 Inc.  and   Equitable   Real  Estate   Hyperion   High  Yield
                                 Commercial  Mortgage  Fund,  Inc.  (1995-1997);  Director  of
                                 Lexington Corporate Properties, Inc. (1993-1997);  Consultant
                                 to Advisers Capital Management, Inc. (1992-1995);  Consultant
                                 on public and private  pension funds  (1991-1993);  President of Lepercq Realty  Advisors  (1988-1990).  Member of Advisory
                                 Council of Polytechnic University.
                                 Age 74                                                             July 1992               200





                                                                                                                    Shares of Common
                                                                                                                         Stock
                                                                                                                  Beneficially Owned
                                                                                                                      Directly or
        Name and Office                  Principal Occupation During Past Five Years,                               Indirectly, on
        With the Trust                            Other Directorships and Age                    Director Since    May 31, 1999(**)
        --------------                            ---------------------------                    --------------    ----------------

Leo M. Walsh, Jr.
   Director, Chairman of the     Director  and/or  Trustee  of  several  investment   companies
        Audit Committee          advised  by  Hyperion  Capital  Management,  Inc.  or  by  its
                                 affiliates    (1989-Present).    Financial    Consultant   for
                                 Merck-Medco  Managed Care L.L.C.  (formerly Medco  Containment
                                 Services   Inc.)   (1994-Present).   Formerly,   Director   of
                                 Equitable  Real Estate  Hyperion  Mortgage  Opportunity  Fund,
                                 Inc. and Equitable Real Estate Hyperion High Yield  Commercial
                                 Mortgage  Fund,  Inc.  (1995-1997);  Financial  Consultant for
                                 Synetic Inc., a manufacturer  of porous plastic  materials for
                                 health  care  uses  (1989-1994);   President,  WW  Acquisition
                                 Corp.  (1989-1990);  Senior Executive Vice President and Chief
                                 Operating  Officer of The Equitable Life Assurance  Society of
                                 the United States ("The Equitable")  (1986-1988);  Director of
                                 The   Equitable   and   Chairman   of   Equitable   Investment
                                 Corporation,  a holding company for The Equitable's investment
                                 oriented   subsidiaries   (1983-1988);   Chairman   and  Chief
                                 Executive   Officer  of   EQUICOR-Equitable   HCA  Corporation
                                 (1987-1988).
                                 Age 66                                                             July 1992              7,000





Class I Directors to serve until 2000 Annual Meeting of Stockholders:

Kenneth C.  Weiss*
Director                         Director  and/or  Trustee  of  several  investment  companies advised  by  Hyperion  Capital  Management,  Inc.  or by  its
                                 affiliate  (1992-Present)  and  former  President  and  Chief
                                 Executive  Officer  of  Hyperion  Capital  Management,   Inc.
                                 (February   1992-December   1998).  Former  Chairman  of  the
                                 Board,   and/or  officer  of  several  investment   companies
                                 advised  by  Hyperion  Capital  Management,  Inc.  or by  its
                                 affiliates (February 1992-December 1998). Formerly,  Director
                                 and  President of Lend Lease  Hyperion  Mortgage  Opportunity
                                 Fund,  Inc.  and Lend Lease  Hyperion  High Yield  Commercial
                                 Mortgage   Fund,   Inc.   and   their   Investment    Advisor
                                 (1995-December   1998);   Director  of  First   Boston  Asset
                                 Management   (1988-February  1992);  Director  of  The  First
                                 Boston Corporation (until 1988).
                                 Age 47                                                             July 1992             13,799






                                                                                                                   Shares of Common
                                                                                                                         Stock
                                                                                                                  Beneficially Owned
                                                                                                                        Directly or
        Name and Office                  Principal Occupation During Past Five Years,                                 Indirectly, on
        With the Trust                            Other Directorships and Age                    Director Since     May 31, 1999(**)
        --------------                            ---------------------------                    --------------      --------------

Lewis S. Ranieri*
    Director                     Chairman and Chief  Executive  Officer of Ranieri & Co., Inc.
                                 (since 1988);  in addition,  President of LSR Hyperion Corp., a general  partner  of the  limited  partnership  that is the
                                 general   partner  of  Hyperion   Partners  L.P.   ("Hyperion
                                 Partners")  (since  1988).  Director and Vice Chairman of the
                                 Board of Hyperion  Capital  Management,  Inc. (since December
                                 1998);  Director  and  Chairman  of  the  Board  of  Hyperion
                                 Capital Management,  Inc.  (1989-November  1998); Chairman of
                                 the Board  (1989-December  1998) and/or Director (since 1989)
                                 of several  investment  companies advised by Hyperion Capital
                                 Management,  Inc.  or by its  affiliates;  Director  of  Lend
                                 Lease Hyperion  Mortgage  Opportunity  Fund,  Inc.  (formerly
                                 Equitable Real Estate  Hyperion  Mortgage  Opportunity  Fund,
                                 Inc.) and Lend Lease Hyperion High Yield Commercial  Mortgage
                                 Fund,  Inc.  (formerly  Equitable  Real Estate  Hyperion High
                                 Yield   Commercial   Mortgage   Fund,   Inc.)  (since  1995);
                                 Director and Chairman of Bank United  Corp.,  and Director of
                                 Bank  United;  Director  and  President  of Hyperion  Funding
                                 1993 Corp.,  the general  partner of the limited  partnership that is the general  partner of Hyperion 1993 Fund L.P.;  and also  Chairman  and  President  of various  other  direct and indirect  subsidiaries  of Hyperion  Partners  (since  1989).
                                 Formerly  Vice  Chairman  of  Salomon   Brothers  Inc  (until
                                 1987).
                                 Age 52                                                             July 1992              6,250

Patricia A. Sloan*
   Director, Secretary           Managing  Director  of  Ranieri  & Co.,  Inc.  (1988-Present).
                                 Secretary,  Director  and/or  Trustee  of  several  investment companies advised by Hyperion Capital  Management,  Inc. or by its affiliates (1989-Present).  Director of Bank United Corp., the parent of Bank United  (formerly Bank United of Texas FSB)
                                 (1988-Present).    Formerly    Director   of   the   Financial
                                 Institutions Group of Salomon Brothers Inc. (1972-1988).
                                 Age 55.                                                            July 1992                300





                                                                                                              Shares of Common Stock
                                                                                                                Beneficially Owned
                                                                                                                    Directly or
                                                                                                                  Indirectly, on
        Name and Office                  Principal Occupation During Past Five Years,                            May 31, 1999(**)
                                                                                                                ----------------
        with the Trust                            Other Directorships and Age                 Director Since

Class II Directors to serve until 2001 Annual Meeting of Stockholders:

Rodman L. Drake
 Director, Member of the Audit   President,     Continuation     Investments     Group    Inc.
           Committee             (1997-Present).    Director   and/or   Trustee   of   several
                                 investment  companies advised by Hyperion Capital Management,
                                 Inc.  (1989-Present).   Director,  Alliance  Group  Services,
                                 Inc., Parsons Brinckerhoff,  Inc.  (1995-Present) and Parsons
                                 Brinckerhoff Energy Systems, Inc.  (1995-Present).  Formerly,
                                 Co-Chairman of KMR Power Corporation (1993-1997);  President,
                                 Mandrake  Group  (1993-1997);  Managing  Director  and  Chief
                                 Executive   Officer   of  Cresap   (1980-1990).   Trustee  of
                                 Excelsior Funds (1994-Present).
                                 Age 56                                                             July 1992                317

Andrew M. Carter*
Director, Chairman of the Board  Chairman  and Chief  Executive  Officer of  Hyperion  Capital
                                 Management,  Inc. (November  1998-Present).  Vice Chairman of
                                 The  China  Business  Group  (1996-Present),   and  presently
                                 officer  of  four   charitable   boards:   The  New   England
                                 Conservatory,  The  Loomis  Chaffee  School,  The  William E.
                                 Simon  Graduate  School  of  Business  Administration  at the
                                 University of Rochester,  and The Big Brother  Association of
                                 Boston.  Director of several investment  companies advised by
                                 Hyperion  Capital  Management,   Inc.  (July   1998-Present).
                                 Formerly President and Founding  Principal,  Andrew M. Carter
                                 & Company  (1994-1998);  Director and Senior Vice  President,
                                 Jennison  Associates  Capital  Corp.  (1975-1993);   Founder,
                                 Standard & Poor's/Carter,  Doyle (1972-1975); Vice President,
                                 Head  of  Fixed  Income  Group,   Wellington  Management  Co.
                                 (1968-1972);  and  Manager  of  the  Harvard  Endowment  bond portfolio, Harvard Treasurer's Office (1964-1968).
                                 Age 58                                                             July 1998                 -


* Interested persons as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), because of affiliations with Hyperion Capital
         Management, Inc., the Trust's Investment Advisor.
** The holdings of no director or nominee represented more than 1% of the outstanding shares of the Trust.

         Officers of the Trust. The officers of the Trust are chosen each year at the first meeting of the Board of Directors of the Trust following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected five officers of the Trust. Except where dates of service are noted, all officers listed below served as such throughout the 1999 fiscal year. The following sets forth information concerning each officer of the Trust who served during all or part of the last fiscal year of the Trust:



Name and
Principal Occupation                                                                  Office        Age         Officer Since

Andrew M. Carter                                                                     Chairman        58         December 1998
See information under "ELECTION OF DIRECTORS."

Kenneth C. Weiss                                                                     Chairman        47    July 1992- December 1998
See information under "ELECTION OF DIRECTORS."

Clifford E. Lai                                                                     President/       45           June 1997
President (since December 1998) and Chief Investment  Officer,  Hyperion Capital    Senior Vice             (April 1993-June 1997)
Management,   Inc.   (March 1993-Present).   President  of  several   investment     President
companies  advised by Hyperion  Capital  Management,  Inc. or by its  affiliates
(1993-Present).  Formerly  Managing  Director  and Chief  Investment  Strategist
for Fixed Income,  First Boston Asset  Management  (1989-1993);  Vice President,
Morgan Stanley & Co. (1987-1989).

Patricia A. Botta                                                                 Vice President     42           March 1997
Director of Hyperion Capital Management,  Inc. (1989-Present).  Formerly with the
Davco Group (1988-1989) and with Salomon Brothers Inc (1986-1988).

Patricia A. Sloan                                                                    Secretary       55         February 1993
See information under "ELECTION OF DIRECTORS."

Thomas F. Doodian                                                                    Treasurer       40         February 1998
Chief  Operating  Officer  (since  December  1998) and  Director  of Finance  and
Operations,   Hyperion  Capital  Management,  Inc.  (July  1995-November  1998).
Treasurer  of  several   investment   companies   advised  by  Hyperion  Capital
Management,  Inc. (February 1998-Present).  Formerly, Vice President in Mortgage
Backed  Trading  at  Mabon  Securities  Corporation  (1994-1995);  fixed  income analyst, trader, and Vice President and Controller at Credit Suisse First Boston
(1984-1994).


Security Ownership of Certain Beneficial Owners at May 31, 1999



------------------- ------------------------------------------------ ----------------------------- ---------------- -----------
     Title of                     Name and Address of                    Amount and Nature of        Percent Of
      Class                        Beneficial Owner                      Beneficial Ownership           Class        Source
------------------- ------------------------------------------------ ----------------------------- ---------------- -----------
                    Tattersall Advisory Group, Inc.                       10,271,500 shares            33.74%          13G
     Common         6802 Paragon Place, Suite 200
        Stock       Richmond, Virginia 23230-1655

                    Karpus Management, Inc.                                    2,589,010 shares         8.50%           13D
     Common         17 Tobey Village Office Park
        Stock       Pittsford,  New York,  14534

------------------- ------------------------------------------------ ----------------------------- ---------------- -----------



         At May 31, 1999, directors and officers of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Trust. No person, other than those listed above, to the knowledge of management, owned beneficially more than 5% of the Trust's outstanding shares at that date. The business address of the Trust, its officers and directors is One Liberty Plaza, New York, New York 10006-1404.

         Interested      Persons.
Mr. Ranieri     serves    as    a
Director  and  Vice  Chairman  of
the  Board  of the  Advisor.  Mr.
Carter  serves  as  the  Chairman
and Chief  Executive  Officer  of
the      Advisor.       Mr. Weiss
formerly  served  as a  Director,
President  and  Chief   Executive
Officer  of  the   Advisor.   Ms.
Sloan   is  a   special   limited
partner  of  Hyperion   Ventures,
the  sole   general   partner  of
Hyperion    Partners   L.P.,   of
which    the    Advisor    is   a
wholly-owned  subsidiary.   As  a
result  of  their   service  with
the     Advisor    and    certain
affiliations   with  the  Advisor
as  described  below,  the  Trust
considers        Messrs. Ranieri,
Carter,  Weiss  and Ms.  Sloan to
be  "interested  persons"  of the
Trust   within  the   meaning  of
Section   2(a)(19)  of  the  1940
Act.

         Committees and Board of Directors' Meetings. The Trust has a standing Audit Committee presently consisting of Messrs. Walsh, Drake, Petersen, and Birch, all of whom are members of the Board of Directors and are currently non-interested persons of the Trust. The principal functions of the Trust's Audit Committee are to recommend to the Board the appointment of the Trust's accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. During the last fiscal year of the Trust, the full Board of Directors met five times, and the Audit Committee met one time. All of the members of the Audit Committee attended the Audit Committee meeting and all of the directors attended at least 75% of the aggregate of the Board meetings and the Audit Committee meeting. The Trust has no nominating, compensation or similar committees.

         Compensation of Directors and Executive Officers. No remuneration was paid by the Trust to persons who were directors, officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof for their services as directors or officers of the Trust. Each director of the Trust, other than those who are officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof, is entitled to receive a fee of $7,500 per year plus $1,000 for each Board of Directors' meeting attended. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a Board of Directors' meeting.


        Directors' Compensation Table For The Twelve Month Period Ended 5/31/99


                                                                          Directors'         Total Directors' Compensation
                                                                          Compensation        from the Trust and the Fund
                                                                         from the Trust                 Complex
  Robert F. Birch.......................................................... $ 5,750                     $23,000
  Rodman L. Drake......................................................     $11,500                     $46,000
                                                                      .                $
  Garth Marston*......................................................7,188                             $28,750
  Harry E. Petersen, Jr................................................     $11,500                     $46,000
  Leo M. Walsh, Jr. ...................................................     $11,500                     $46,000
                                                                            -------                     -------
                                                                            $47,438                     $189,750
                                                                            =======                     ========

*Mr. Marston resigned as Director of the Trust on June 10, 1998, and currently serves as a Director Emeritus. Pursuant to the Director Emeritus Plan adopted by the Board of Directors, a Director Emeritus receives compensation from the Trust at a rate equal to one-half of the compensation paid to directors.

Required Vote

         Election of the listed nominees for director requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

  PROPOSAL 2: RATIFICATION OR
          REJECTION OF
    SELECTION OF INDEPENDENT
          ACCOUNTANTS

         The Board of Directors of the Trust will consider, and it is expected that they will recommend, the selection of PricewaterhouseCoopers LLP as independent accountants of the Trust for the fiscal year ending May 31, 2000 at a meeting scheduled to be held on September 21, 1999. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Trust has been advised by PricewaterhouseCoopers LLP that at May 31, 1999 neither that firm nor any of its partners had any direct or material indirect financial interest in the Trust. A representative of PricewaterhouseCoopers LLP will be at the meeting to answer questions concerning the Trust's financial statements and will have an opportunity to make a statement if he or she chooses to do so.


Required Vote

         Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Trust requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.


     ADDITIONAL INFORMATION

Investment Advisor

         The Trust has engaged Hyperion Capital Management, Inc. (the "Advisor") to provide professional investment management for the Trust pursuant to an Advisory Agreement dated September 29, 1993. The Advisor is a Delaware corporation which was organized in February 1989. The Advisor is a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is One Liberty Plaza, New York, New York 10006-1404. The Trust has also engaged Hyperion Capital Management, Inc. as the Trust's administrator. The administrator's address is the same as that of the Advisor.

         The Advisor is a subsidiary of Hyperion Partners L.P., a Delaware limited partnership ("Hyperion Partners"). The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ("Hyperion Ventures"). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis
S. Ranieri, a former Vice Chairman of Salomon Brothers Inc ("Salomon Brothers"), is a Vice Chairman of the Board of the Advisor and director of the Trust. Messrs. Salvatore Ranieri and Shay are directors of the Advisor, but have no other positions with either the Advisor or the Trust. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Mr. Carter is the Chairman and Chief Executive Officer of the Advisor and Chairman of the Trust. Since January 1, 1990, Patricia A. Sloan, Secretary of the Trust, has been a special limited partner of Hyperion Ventures and, since July 1993, she has been a limited partner of Hyperion Partners. Mr. Lai, the President of the Trust and the Advisor, may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor's profits, including any profit from a sale of the Advisor. Ms. Botta, Vice President of the Trust, and Mr. Doodian, Treasurer of the Trust, are also employees of the Advisor. The business address of Hyperion Partners and Hyperion Ventures is 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553.

         The Advisor provides advisory services to several other registered investment companies and one offshore fund, all of which invest primarily in mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in Mortgage-Backed Securities, Derivative Mortgage-Backed Securities and Asset-Backed Securities, and in using hedging techniques. Lewis S. Ranieri, Vice Chairman of the Advisor and Director of the Trust, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Clifford E. Lai, President and Chief Investment Officer of the Advisor and President of the Trust, was formerly Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management Corporation.


Investment Advisory Agreement

         On September 22, 1998, the Board of Directors of the Trust, including those persons identified as interested persons and a majority of the directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party (the "Disinterested Directors"), approved extension of the Advisory Agreement through September 30, 1999. At the time of the Board's approval of the latest extension of the Advisory Agreement, Messrs. Lewis Ranieri, Weiss and Ms. Sloan were interested persons of the Trust. The Advisory Agreement was last submitted to a vote of the Stockholders of the Trust at the Annual Meeting of the Stockholders of the Trust held on September 29, 1993. At that meeting, the Stockholders approved the continuance of the revised Advisory Agreement. The Advisory Agreement provides that it will continue from year to year, but only so long as such continuation is specifically approved at least annually by both (1) the vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Trust (as provided in the 1940 Act) and (2) by the vote of a majority of the Disinterested Directors cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty, upon the vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days' written notice by either party to the other. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder). The Board of Directors will consider continuance of the Advisory Agreement until October 1, 2000 at a meeting scheduled for September 21, 1999.

         Pursuant to the Advisory Agreement, the Trust has retained the Advisor to manage the investment of the Trust's assets and to provide such investment research, advice and supervision, in conformity with the Trust's investment objective and policies, as may be necessary for the operations of the Trust.

         The Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The Advisory Agreement provides that the Trust shall pay to the Advisor a monthly fee for its services which is equal to .50% per annum of the Trust's average weekly net assets, which, for purposes of determining the Advisor's fee, shall be the average weekly value of the total assets of the Trust, minus the sum of accrued liabilities (including accrued expenses) of the Trust and any declared but unpaid dividends on the Common Shares and any Preferred Shares (if such shares are issued in the future) and any accumulated dividends on any Preferred Shares (but without deducting the aggregate liquidation value of any Preferred Shares). Investment advisory fees paid by the Trust to the Advisor during the last fiscal year of the Trust amounted to $1,401,344.


Administration Agreement

         The Trust has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the "Administrator"). The Administrator performs administrative services necessary for the operation of the Trust, including maintaining certain books and records of the Trust, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Trust with administrative office facilities. For these services, the Trust pays a monthly fee at an annual rate of 0.17% of the first $100 million of the Trust's average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million. The Advisor, in its capacity as Administrator, has entered into a Sub-Administration Agreement with Investors Capital Services, Inc., pursuant to which the Advisor delegates certain of its administrative responsibilities. For these services, the Advisor pays out of its own assets the fee to be paid to the Sub-Administrator, computed at the average rate of 0.075% per annum of the first $650 million of the Trust's average weekly net assets and 0.005% of any amounts above $650 million. For the twelve month period ended May 31, 1999, the Administrator earned $423,822 in Administration fees. In addition, the Administrator has entered into
Administration Agreements with the other investment companies listed below, generally under the same fee structure as noted above. The only exception is the fee structure for services rendered to The Hyperion Total Return Fund, Inc., which stipulates a fee paid monthly at an annual rate of 0.20% of its average weekly assets.

Investment  Companies  Managed by
Hyperion   Capital    Management,
Inc.

         In  addition  to acting  as  advisor  to the  Trust,  Hyperion  Capital
Management, Inc. acts as investment advisor to the following other investment companies at the indicated annual compensation.


                                                       Investment Advisory Fee         Approximate Net Assets at May
                                                                                                  31,1999
                                                                                               (In Millions)
The Hyperion Total Return Fund, Inc.*             0.65% of the Fund's average weekly
                                                              net assets                           $224.7
Hyperion 1999 Term Trust, Inc.                   0.50% of the Trust's average weekly
                                                              net assets                           $448.7
Hyperion 2005 Investment Grade Opportunity Term T0.65% of the Trust's average weekly
Inc.                                                          net assets                           $161.3


*The Advisor and The Hyperion Total Return Fund, Inc. (the "Fund") have entered into a sub-advisory agreement with Pacholder Associates, Inc., an Ohio corporation organized in 1983, to serve as an investment advisor with respect to a portion of this Fund's assets.


Brokerage Commissions

         Because it buys its portfolio securities in dealer markets, the Trust did not pay any brokerage commissions on its securities purchases during its last fiscal year.

         The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Trust. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Trust, the Advisor will consider all factors they deem relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

         In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Advisor is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). The Advisor is also authorized to cause the Trust to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Advisor must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Advisor exercises investment discretion. Research services furnished by brokers through whom the Trust effects securities transactions may be used by the Advisor in servicing all of the accounts for which investment discretion is exercised by the Advisor, and not all such services may be used by the Advisor in connection with the Trust.

Compliance    With   Section   16
Reporting Requirements

         Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's officers and directors and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by the Trust and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Trust believes that, during the fiscal year ended May 31, 1999, all filing requirements applicable to the Trust's officers, directors, and greater than ten-percent beneficial owners were complied with.

          OTHER BUSINESS

         The Board of Directors of the Trust does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

   PROPOSALS TO BE SUBMITTED BY
           STOCKHOLDERS

         All proposals by stockholders of the Trust that are intended to be presented at the Trust's next Annual Meeting of Stockholders to be held in 2000 must be received by the Trust for inclusion in the Trust's proxy statement and proxy relating to that meeting no later than April 28, 2000.

  EXPENSES OF PROXY SOLICITATION

         The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Trust, Hyperion Capital Management, Inc., or Corporate Investor Communications, Inc., paid solicitors for the Trust, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be nominal. The Trust's agreement with Corporate Investor Communications, Inc. provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Trust for out-of-pocket expenses incurred in this connection.

July 30, 1999



  HYPERION 2002 TERM TRUST, INC.
 PROXY SOLICITED ON BEHALF OF THE
            DIRECTORS

         The undersigned hereby appoints Andrew M. Carter and Clifford E. Lai, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Hyperion 2002 Term Trust, Inc. (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Trust to be held at The Millenium Hilton, 55 Church Street (next to the World Trade Center), New York, New York 10007, on Tuesday, October 12, 1999 at 9:45 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power of authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                                    NOTE:  Please sign  exactly as your name
                                    appears on the Proxy.  If joint  owners,
                                    EITHER   may  sign  this   Proxy.   When
                                    signing    as    attorney,     executor,
                                    administrator,   trustee,   guardian  or
                                    corporate  officer,   please  give  full
                                    title.

                                                      Date    , 1999


                                    Signature(s), (Title(s), if applicable)
                                    PLEASE SIGN, DATE, AND RETURN
                                    PROMPTLY IN THE ENCLOSED ENVELOPE


I PLAN/DO NOT PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 12, 1999

         Please indicate your vote by an "X" in the appropriate box below. This Proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this Proxy will be voted FOR election of the nominees as Directors in Proposal 1 and FOR Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.




1.       ELECTION OF DIRECTORS:     FOR all nominees listed (except WITHHOLD
authority  to vote for all as marked to the contrary below)    nominees

                                               Class III:
                                               Harry E. Petersen, Jr.
                                               Leo M. Walsh, Jr.
                                               Robert F. Birch

(Instruction:      To     withhold
authority    to   vote   for   any
individual  nominee(s),  write the
name(s) of the  nominee(s)  on the
line below.)

2.       Ratification or rejection of the
         selection of independent accountants
         (a vote "FOR" is a vote for ratification)   FOR    AGAINST     ABSTAIN



PLEASE  SIGN AND DATE THIS  PROXY
ON THE  REVERSE  SIDE AND  RETURN
PROMPTLY    IN    THE    ENCLOSED
ENVELOPE.